EXHIBIT 99.1

NextSource Materials Inc. Announces Intention  to Redomicile to Canada

TORONTO, Nov. 13, 2017 (GLOBE NEWSWIRE) -- NextSource Materials Inc. (TSX:NEXT) (OTCQB:NSRC) (“NextSource” or the “Company”) announces that it intends to move the corporate domicile of the Company to Canada (the “Redomicile”), under the Canada Business Corporations Act (“CBCA”) pending stockholder approval. The Company is currently incorporated under the laws of Minnesota.

Management believes that being continued in Canada from Minnesota will assist the Company in advancing its business plan internationally and will provide the Company certain cost savings related to reduced administrative, legal and accounts matters, as well as logically aligning our corporate domicile to where the head office and executive management reside.

The Company will continue to conduct the same business as the Company conducted prior to the Redomicile and will continue to be traded on the TSX under the symbol “NEXT” and on the OTCQB under the symbol “NSRC”.

MAJORITY STOCKHOLDER APPROVAL REQUIRED

In order for the Company to complete its proposed corporate Redomicile to Canada, it is required to obtain majority approval (50-percent plus one) from existing stockholders.

To this end, the Company has filed a definitive Proxy Statement that is being mailed to all stockholders on or about November 13, 2017 ahead of its upcoming 2017 Annual and Special Meeting (the “AGM”) of stockholders.

The Board of Directors unanimously recommends that stockholders vote “FOR” this proposal and support the Company’s continuing efforts to operate in the most efficient manner and reduce operating expenses wherever possible.

Your vote is important regardless of the number of shares you own. NextSource encourages stockholders to read the Proxy Statement in its entirety as it contains detailed information about the proposed Redomicile and other matters to be considered at the AGM.

ANNUAL MEETING TIME & PLACE

The AGM is scheduled to take place on December 5th, 2017 and will be held at the Company offices at 145 Wellington Street West, Suite 1001, in Toronto, Ontario at 10:00 a.m. local time.

YOUR VOTE IS IMPORTANT. VOTE TODAY. Board of Directors and Management UNANIMOUSLY recommend that Shareholders vote IN FAVOUR of the Redomicile.

HOW TO VOTE

Due to essence of time, shareholders are encouraged to vote today using the internet, telephone or facsimile.

Stockholders can access and download an electronic copy of the Proxy Statement and Prospectus from NextSource’s website at www.nextsourcematerials.com by navigating to the “Investors” tab, then “AGM Data/ 2017 Proxy Statement and Prospectus” or directly at this link: http://nextsourcematerials.com/investors/agm-data/.  It will also be available under NextSource’s profile on SEDAR at www.sedar.com and EDGAR at www.sec.gov.

Registered shareholders of NextSource

Registered shareholders (those who hold physical stock certificates) may vote by:

  Internet: Send completed proxy card to info@nextsourcematerials.com
  Telephone: 1-416-364-4911 extension 305

  Facsimile: Fax completed proxy card to 1-416-364-2753

  By mail or attending the meeting in person: 145 Wellington St. West, Suite 1001, Toronto, ON

Non-registered shareholders of NextSource

Shareholders who hold shares of NextSource through a bank or other intermediary will have different voting instructions. In most cases, non-registered shareholders will receive a voting instruction form as part of the meeting materials. Non-registered shareholders are encouraged to carefully follow the instructions found therein, on how to submit their votes.

The proxy cut-off date for shares to be voted in advance of the Meeting will be on December 1, 2017.

STOCKHOLDERS QUESTIONS

Stockholders of NextSource who have questions regarding the Redomicile may contact the Company by telephone at 1.416.364.4911 ext. 305 or by email at info@nextsourcematerials.com.
Stockholders who may require assistance with voting may contact TSX Trust Company by telephone or email as set forth below.

TSX Trust Company
By telephone at: 1-866-600-5869.  By email at: TMXEInvestorServices@tmx.com

ABOUT NEXTSOURCE MATERIALS INC.

NextSource Materials Inc. is a mine development company based in Toronto, Canada, that is developing its 100%-owned Molo Graphite Project in southern Madagascar to expected production in 2018. The Molo Graphite Project is a feasibility-stage, shovel-ready project and ranks as one of the largest-known and highest quality flake graphite deposits in the world and the only project with SuperFlake® graphite.

Safe Harbour: This press release contains statements that may constitute “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation. Readers are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements in this press release relates to the anticipated benefits of the Redomicile, the approval of the Redomicile by our stockholders, the holding of the AGM, trading of our shares on the TSX and OTCQB, and the continued conduct of our business. These are based on current expectations, estimates and assumptions that involve a number of risks, which could cause actual results to vary and in some instances to differ materially from those anticipated by the Company and described in the forward-looking statements contained in this press release. Readers are encouraged to review the Company’s 10-K as well as the Proxy Statement, especially the risk factors contained therein.  No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur or, if any of them do so, what benefits the Company will derive there from. The forward-looking statements contained in this news release are made as at the date of this news release and the Company does not undertake any obligation to update publicly or to revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable securities laws.

This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval. In connection with the proposed Redomicile, on October 30, 2017, the Company filed with the SEC an amendment to its registration statement on Form S-4 (Registration No. 333-220899) that includes a preliminary prospectus/preliminary proxy statement of the Company, which registration statement was declared effective on November 1, 2017. The Company filed the definitive proxy statement/prospectus with the SEC on November 2, 2017, which is being mailed to shareholders of the Company on or about November 13, 2017. INVESTORS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) CAREFULLY AND ANY OTHER MATERIALS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED REDOMICILE AND THE COMPANY. Investors may obtain a free copy of the definitive proxy statement/prospectus and other relevant documents (when available) filed and to be filed with the SEC from the SEC's web site at www.sec.gov or at the Company's web site at www.nextsourcematerials.com. Investors will also be able to obtain, without charge, a copy of the definitive proxy statement/prospectus and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, NextSource Materials Inc., 145 Wellington Street West, Suite 1001,Toronto, Ontario, Canada M5J 1H8, telephone 1.416.364.4911 ext. 305 or by email at info@nextsourcematerials.com. The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company's shareholders in connection with the proposed Redomicile. Information about these persons is set forth in the definitive proxy statement/prospectus and in documents subsequently filed by its directors and officers under the Securities Exchange Act of 1934, as amended. Investors may obtain additional information regarding the interests of such persons, which may be different from those of the Company's shareholders generally, by reading the definitive proxy statement/prospectus and other relevant documents regarding the proposed redomicile transaction filed and to be filed with the SEC.

For further information contact: +1.416.364.4911
Brent Nykoliation, Senior Vice President, Corporate Development at brent@nextsourcematerials.com  or Craig Scherba, President and CEO at craig@nextsourcematerials.com